SUPPORT AGREEMENT

THIS AGREEMENT is made the 22nd  day of November, 2002,

BETWEEN:

          APTA  HOLDINGS, INC., A CORPORATION INCORPORATED  UNDER
          THE LAWS OF THE STATE OF DELAWARE, HAVING ITS PRINCIPAL
          OFFICE  AT  215  WEST  MAIN STREET,  MAPLE  SHARE,  NEW
          JERSEY, 08052,
          ("APTA")

                             - and -

          RALPH EISENSCHMID IN TRUST FOR INTELISYS ACQUISITION INC., a company to be incorporated pursuant to the laws of the Province of New Brunswick with its principal
          office   at   815  Bombardier  Street,   Shediac,   New
          Brunswick, E4P 1H9,
          ("Exchangeco")

                             - and -

          RALPH EISENSCHMID IN TRUST FOR INTELISYS (NOVA SCOTIA) COMPANY, an unlimited liability company to be formed pursuant to the laws of the Province of Nova Scotia with its principal office at 815
          Bombardier  Street,  Shediac, New  Brunswick,  E4P
          1H9,
          ("Novascotiaco")

WHEREAS pursuant to a share exchange agreement dated as of the date hereof (the "Share Exchange Agreement"), entered into between Apta, Exchangeco, NovaScotiaco, Convergix Inc. (the "Company"), Harry J. Santoro, Stephen M. Robinson and Ralph Eisenschmid (collectively the "Parties"), the Parties have agreed to the acquisition of control of Company by Apta through Exchangeco and NovaScotiaco;

AND WHEREAS pursuant to the Share Exchange Agreement, shareholders of the Company will exchange their common shares in the capital of the Company ("Common Shares"), for an equal number of, either (i) common shares in the capital of Apta ("Apta Common Shares") or (ii) exchangeable shares in the capital of Exchangeco (the "Exchangeable Shares"), in accordance with the Share Exchange Agreement;

AND  WHEREAS  in  accordance with the Share  Exchange  Agreement,
Apta, Exchangeco and Novascotiaco are hereby entering into this support agreement (the "Agreement");

AND WHEREAS the Carbonaro Sugar Szweras LLP (the "Agent") has been appointed as trustee and its duties and powers and ancillary matters have been set out in a voting and exchange trust agreement between Apta, Exchangeco and the Agent (the "Voting and Exchange Agency Agreement") dated the date hereof;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:



                            ARTICLE 1
                 DEFINITIONS AND INTERPRETATION

1.1  Defined Terms

     Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Share Provisions") attaching to the Exchangeable Shares, a copy of which is attached hereto as Schedule "A".

1.2  Interpretation Not Affected by Headings

     The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3  Number, Gender

     Words in the singular number only shall include the plural and vice versa. Words in one gender shall include all genders.

1.4  Date for any Action

     If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                            ARTICLE 2
                COVENANTS OF APTA AND EXCHANGECO

2.1  Covenants Regarding Exchangeable Shares

     So long as any Exchangeable Shares not owned by Apta or its Affiliates are outstanding, Apta shall:

     (a)  not declare or pay any dividend on Apta Common Shares unless
          (i) Exchangeco shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares and (ii) Exchangeco shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such dividend on the Exchangeable Shares;

     (b) advise Exchangeco sufficiently in advance of the declaration by Apta of any dividend on Apta Common Shares and take all such other actions as are reasonably necessary, in cooperation with Exchangeco, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on Apta Common Shares;

     (c) ensure that the record date for any dividend declared on Apta Common Shares is not less than ten (10) Business Days after the declaration date of such dividend;

     (d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Exchangeco, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to cause to be delivered Apta Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Section 5, 6 or 7, as the case may be, of the Share Provisions;

     (e) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit NovaScotiaco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right including without limitation all such actions and all such things as are necessary or desirable to enable and permit NovaScotiaco to cause to be delivered Apta Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Section 8, as the case may be, of the Share Provisions; and

     (f) not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of Exchangeco or NovaScotiaco nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Exchangeco or NovaScotiaco.

2.2  Segregation of Funds

     Apta will cause Exchangeco to deposit a sufficient amount of funds in a separate account of Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable Exchangeco to pay dividends when due and to pay or otherwise satisfy its respective obligations under Section 5, 6 or 7 of the Share Provisions, as applicable and Exchangeco will use such funds or other assets exclusively to pay such dividends or satisfy its obligations under Section 5, 6 or 7 of the Share Provisions.

2.3  Reservation of Apta Common Shares

     Apta hereby represents, warrants and covenants in favour of Exchangeco and NovaScotiaco that Apta has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Apta or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Apta Common Shares (or other shares or securities into which Apta Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of
(i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Apta to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Apta may now or hereafter be required to issue Apta Common Shares, and to enable and permit Exchangeco and NovaScotiaco to meet their obligations hereunder and under the Share Provisions.

2.4  Notification of Certain Events

     In   order  to  assist  and  permit  Apta  to  exercise  the
Liquidation Call Right, Retraction Call Right and Redemption Call
Right, Exchangeco will notify Apta, NovaScotiaco and the Agent of each of the following events at the time set forth below:

     (a) in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, at least sixty (60) days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

     (b) promptly, upon the earlier of receipt by Exchangeco of notice of and Exchangeco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

     (c)  immediately, upon receipt by Exchangeco of a Retraction
          Request;

     (d) on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

     (e) as soon as practicable upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5  Delivery of Common Shares to Exchangeco and NovaScotiaco

     Upon notice from Exchangeco of any event that requires Exchangeco or NovaScotiaco to cause to be delivered Apta Common Shares to any holder of Exchangeable Shares, Apta shall forthwith issue and deliver or cause to be delivered to Exchangeco or
NovaScotiaco the requisite number of Apta Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as Exchangeco or NovaScotiaco shall direct. All such Apta Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Apta Common Share, Exchangeco or NovaScotiaco, as the case may be, shall issue to Apta, or as Apta shall direct, common shares in the capital of Exchangeco or NovaScotiaco having equivalent value.

2.6  Qualification of Apta Common Shares

     If any Apta Common Shares (or other shares or securities into which Apta Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation  or  pursuant  to the rules  and  regulations  of  any securities or other regulatory authority or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Apta and delivered by Apta at the direction of Exchangeco or NovaScotiaco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter in Canada and the United States (other than any restrictions of general application on transfer by reason of a holder being a "control person" for purposes of Canadian provincial securities law or an "affiliate" of Apta for purposes of United States federal or state securities law), Apta will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Apta Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be. Apta will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Apta Common Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Apta Common Shares (or such other shares or securities) have been listed by Apta and remain listed and are quoted or posted for trading at such time.

2.7  Economic Equivalence

     (a) Apta will not without prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11 of the Share Provisions:

          (i) issue or distribute Apta Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Apta Common Shares) to the holders of all or substantially all of the then outstanding Apta Common Shares by way of stock dividend or other distribution, other than an issue of Apta Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Apta Common Shares) to holders of Apta Common Shares who exercise an option to receive dividends in Apta Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Apta Common Shares) in lieu of receiving cash dividends; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Apta Common Shares entitling them to subscribe for or to purchase Apta Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Apta Common Shares); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding Apta Common Shares (A) shares or securities of Apta of any class other than Apta Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Apta Common Shares), (B) rights, options or warrants other than those referred to in section 2.7(a)(ii) above, (C) evidences of indebtedness of Apta or (D) assets of Apta, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Apta in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Share Exchange Agreement, or as otherwise permitted by the parties to the Share Exchange Agreement.

     (b) Apta will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11 of the Share Provisions:

          (i) subdivide, redivide or change the then outstanding Apta Common Shares into a greater number of Apta Common Shares; or

          (ii) reduce, combine, consolidate or change the then outstanding
               Apta Common Shares into a lesser number of Apta Common Shares; or

          (iii) reclassify or otherwise change Apta Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting Apta Common Shares,

          unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

     (c) Apta will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than ten (10) Business Days after the date on which such event is declared or announced by Apta (with contemporaneous notification thereof by Apta to Exchangeco).

     (d) The Board of Directors shall determine, in good faith and in its sole discretion acting reasonably, economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Apta. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of
          Directors:

          (i) in the case of any stock dividend or other distribution payable in Apta Common Shares, the number of such shares issued in proportion to the number of Apta Common Shares previously outstanding;

          (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Apta Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Apta Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of an Apta Common Share;

          (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Apta of any class other than Apta Common Shares, any rights, options or warrants other than those referred to in section 2.7(d)(ii) above, any evidences of indebtedness of Apta or any assets of Apta), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Apta Common Share and the current market value (as determined by the Board of Directors in the manner above contemplated) of an Apta Common Share;

          (iv) in the case of any subdivision, redivision or change of the then outstanding Apta Common Shares into a greater number of Apta Common Shares or the reduction, combination, consolidation or change of the then outstanding Apta Common Shares into a lesser number of Apta Common Shares or any amalgamation, merger, reorganization or other transaction affecting Apta Common Shares, the effect thereof upon the then outstanding Apta Common Shares; and

          (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Apta Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

          For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the closing bid and ask prices of such security during a period of not less than twenty
          (20) consecutive trading days ending not more than three (3) trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem appropriate, in its sole discretion, and provided further that any such determination by the Board of Directors shall be conclusive and binding on Apta.

     (e) Exchangeco agrees that, to the extent required, upon due notice from Apta, Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to Apta Common Shares and the Exchangeable Shares as provided for in this section 2.7.

2.8  Tender Offers

     In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Apta Common Shares (an "Offer") is proposed by Apta or is proposed to Apta or its shareholders and is recommended by the Board of Directors of Apta, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Apta, and the Exchangeable Shares are not redeemed by Exchangeco or purchased by NovaScotiaco as contemplated by and in compliance with the Share Provisions, Apta will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of the Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Apta Common Shares, without discrimination. Without limiting the generality of the foregoing, Apta will use its reasonable efforts expeditiously and in good faith (and shall, in the case of a transaction by Apta or where Apta is a participant in the negotiation thereof) to ensure that holders of the Exchangeable Shares may participate in all such Offers without being required to retract the Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Exchangeco under the Share Provisions to redeem (or NovaScotiaco to purchase pursuant to the Redemption Right) the Exchangeable Shares, as applicable, in the event of a Apta Control Transaction.

2.9  Ownership of Outstanding Shares

     Without  the  prior  approval of Exchangeco  and  the  prior approval of the holders of the Exchangeable Shares given in accordance with Section 11 of the Share Provisions, Apta covenants and agrees in favour of Exchangeco and the Agent on behalf of holders of the Exchangeable Shares that, as long as any of the Exchangeable Shares outstanding are owned by any person or entity other than Apta or any of its Affiliates, Apta will be and shall remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Exchangeco and Novascotiaco.

2.10 Apta and Affiliates Not to Vote Exchangeable Shares

     Apta covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all of the Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of the Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Apta further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of the Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Act (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any of the Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of the Exchangeable Shares.

2.11 Rule 10b-18 Purchases

     For certainty, nothing contained in this Agreement, including without limitation the obligations of Apta contained in section 2.8 hereof, shall limit the ability of Apta or Exchangeco to make a "Rule 10b-18 Purchase" of Apta Common Shares pursuant to Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended, or any successor provisions thereof.

2.12 Special Voting Share

     During the term of this Agreement, Apta will not issue any additional Special Voting Shares beyond the Special Voting Share to be issued to the Agent pursuant to the Share Exchange Agreement and the Voting and Exchange Agency Agreement, and will not amend, alter, change or repeal the terms of the Special Voting Share without the prior approval of the holders of the Exchangeable Shares in accordance with Section 11 of the Share Provisions.

                            ARTICLE 3
                         APTA SUCCESSORS

3.1  Certain Requirements in Respect of Combination, etc.

     Except as contemplated in the Share Exchange Agreement, Apta shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

     (a) such other person or continuing corporation (the "Apta Successor") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Apta Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Apta Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Apta under this Agreement; and

     (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other Parties hereunder.

3.2  Vesting of Powers in Successor

     Whenever the conditions of section 3.1 have been duly observed and performed, the Parties, if required by section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon Apta Successor shall possess and from time to time may exercise each and every right and power of Apta under this Agreement in the name of Apta or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Apta or any officers of Apta may be done and performed with like force and effect by the directors or officers of such Apta Successor.

3.3  Wholly-Owned Subsidiaries

     Nothing herein shall be construed as preventing the amalgamation or merger of any direct or indirect subsidiary of Apta, except for Exchangeco, with or into Apta or the winding-up, liquidation or dissolution of any direct or indirect subsidiary of Apta, except for Exchangeco, provided that all of the assets of such subsidiary are transferred to Apta or another wholly-owned direct or indirect subsidiary of Apta and any such transactions are expressly permitted by this Article 3. Nothing herein shall be construed as preventing the sale of any direct or indirect subsidiary of Apta contemplated in the Share Exchange Agreement.

                            ARTICLE 4
                             GENERAL

4.1  Term

     This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person or entity other than Apta and any of its Affiliates.

4.2  Changes in Capital of Apta and Exchangeco

     At all times after the occurrence of any event contemplated pursuant to sections 2.7 and 2.8 hereof or otherwise, as a result of which either Apta Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, with the appropriate changes, to all new securities into which Apta Common Shares or the Exchangeable Shares or both are so changed and the Parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3  Severability

     If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4  Amendments and Modifications

     This Agreement may not be amended or modified except by an agreement in writing executed by Apta, Exchangeco and NovaScotiaco, and, subject to section 4.5, with the approval of the holders of Exchangeable Shares (or their duly appointed attorney or agent) obtained in accordance with section 11 of the Share Provisions.

4.5  Ministerial Amendments

     Notwithstanding the provisions of section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of Apta, Exchangeco and NovaScotiaco provided that the Board of Directors of each of Apta, Exchangeco and NovaScotiaco shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares or the Agent;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Apta, Exchangeco and NovaScotiaco, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares or the Agent; or

     (c) making such changes or corrections which, on the advice of counsel to Apta, Exchangeco and NovaScotiaco are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Board of Directors of each of Apta, Exchangeco and NovaScotiaco shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares or the Agent.

4.6  Meeting to Consider Amendments

     Exchangeco, at the request of Apta, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Exchangeco, the Share Provisions and all applicable laws.

4.7  Enurement

     This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and assigns. Upon the incorporation of Exchangeco and the formation of Novascotiaco, all rights and obligations of Ralph Eisenschmid acting in trust for Exchangeco and Novascotiaco shall be automatically assigned to Exchangeco and Novascotiaco respectively, and Ralph Eisenschmid shall be automatically released from all obligations undertaken in trust for Exchangeco and Novascotiaco under this Agreement.

4.8  Notices to Parties

     All notices, requests, demands and other communications hereunder must be made in writing and will be deemed to have been duly given if delivered by courier, sent by prepaid registered mail addressed to the addressee at the address appearing on the first page hereof or to such other address as may be given in writing by the Party, or sent by facsimile transmission to the fax number of the addressee given below or to such other fax number as may be given in writing by the Party:

(a)  to Apta, Exchangeco or NovaScotiaco: (856) 727-0128

     with a copy to:

     Stephen M. Robinson, Esq.
     Stephen M. Robinson, P.A.
     126 Wharton Court
     Shamong, New Jersey, 08088
     Tel.:          (856) 596-8660
     Direct Tel.:   (856) 268-0588
     Fax:      (856) 596-8662
     Direct Fax:    (856) 268-5615

Any notice given by personal delivery shall be deemed to be received on the date of delivery. Any notice sent by courier shall be deemed to be received on the next Business Day following the deposit of the communication with the courier service. Any notice sent by prepaid registered mail shall be deemed to be received on the fifth (5th) day other than a Saturday, Sunday or statutory holiday in New Brunswick, following the deposit of the communication in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication may not be mailed but must be given by personal delivery or by electronic communication. Any notice sent by facsimile or similar method of recorded communication shall be deemed to have been received on the date of its transmission if transmitted before 4:30 p.m. (Toronto time), and on the next Business Day following the date of its transmission if transmitted after that time.

4.9  Counterparts

     This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10 Jurisdiction

     This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware and the federal laws of the United States of America applicable therein.

4.11 Attornment

     Each of Apta, Exchangeco and NovaScotiaco agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Delaware, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction. Exchangeco and NovaScotiaco hereby appoint Apta at its registered office in the State of Delaware as attorney for service of process.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              APTA HOLDINGS, INC.


                              Per:______________________________
                                   Authorized Signing Officer
                              I   have  authority  to  bind   the
                              corporation



                              _________________________________
                              RALPH EISENSCHMID IN TRUST FOR
                              INTELISYS ACQUISITION INC.,
                              A COMPANY TO BE INCORPORATED


                              _________________________________
                              RALPH EISENSCHMID IN TRUST FOR
                              INTELISYS (NOVA SCOTIA) COMPANY,
                              AN  UNLIMITED LIABILITY COMPANY  TO
                              BE FORMED



                          SCHEDULE "A"

The Exchangeable Shares shall have attached thereto, as a class, the following rights, privileges, restrictions, and conditions:

                            SECTION 1
                         INTERPRETATION

1.1  For the purposes of these Share Provisions:

(a) "Act" means the Business Corporations Act (New Brunswick), as amended.

(b) "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control of that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

(c)  "Agent" means the agent under the Voting and Exchange Agency
     Agreement, and any successor agent appointed under and subject to the provisions of the Voting and Exchange Agency Agreement.

(d) "Apta" means Apta Holdings, Inc., a corporation existing under the laws of the State of Delaware, and any successor corporation thereto.

(e) "Board of Directors" means the board of directors of the Corporation.

(f) "Business Day" means any day on which commercial banks are open for business in the Province of New Brunswick other than a Saturday, a Sunday or a day observed as a holiday under the laws of the Province of New Brunswick or the federal laws of Canada.

(g) "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying:

     (i)  the Foreign Currency Amount by,

     (ii) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

(h) "Common Shares" means the common shares in the capital of the Corporation.

(i)  "Corporation"   means   InteliSys   Acquisition   Inc.,    a
     corporation incorporated under the Act.

(j) "Current Market Price" means, in respect of a Apta Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and ask prices of a Apta Common Share during a period of twenty (20) consecutive trading days ending not more than three (3) trading days before such date on such stock exchange or automated quotation system on which the Apta Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if, in the opinion of the Board of Directors, the public distribution or trading activity of Apta Common Shares during such period does not create a market which reflects the fair market value of a Apta Common Share, then the Current Market Price of a Apta Common Share shall be determined by the Board of Directors, in good faith, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem appropriate, and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

(k) "Exchangeable Shares" means the Class B Special Shares in the capital of the Corporation, being non-voting exchangeable shares having the rights, privileges, restrictions, and conditions set forth herein.

(l) "Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Agent to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Agency Agreement.

(m) "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Apta Common Shares.

(n)  "Liquidation  Amount" has the meaning  ascribed  thereto  in section 5.1 of these Share Provisions.

(o) "Liquidation Call Purchase Price" has the meaning ascribed thereto in section 8. 1 (a) of these Share Provisions.

(p)  "Liquidation Call Right" has the meaning ascribed thereto in section 8. 1 (a) of these Share Provisions.

(q)  "Liquidation  Date"  has  the meaning  ascribed  thereto  in section 5.1 of these Share Provisions.

(r) "Liquidation Distribution" means a distribution of assets of the Corporation among its shareholders arising on the liquidation, dissolution, or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

(s) "NovaScotiaco" means InteliSys (Nova Scotia), an unlimited liability company formed under the laws of the Province of Nova Scotia, and any successor company thereto.

(t) "NovaScotiaco Call Notice" has the meaning ascribed thereto in section 6.3 of these Share Provisions.

(u) "Apta Common Shares" means the shares of common stock, par value $0.001 U.S. per share, in the capital of Apta, and any other securities into which such shares may be changed.

(v) "Apta Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Apta, or any proposal to do so.

(w) "Apta Dividend Declaration Date" means the date on which the Board of Directors of Apta declares any dividend on the Apta
     Common Shares.

(x) "Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, agent, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

(y)  "Purchase Price" has the meaning ascribed thereto in section
     6.3 of these Share Provisions.

(z) "Redemption Call Purchase Price" has the meaning ascribed thereto in section 8.2 of these Share Provisions.

(aa) "Redemption Call Right" has the meaning ascribed thereto  by section 8.2 of these Share Provisions.

(bb) "Redemption Date" means the date, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to section 7 of these Share Provisions, which date shall be the tenth (10th) anniversary of the date of issuance of the Exchangeable Shares, unless:

     (i) the number of Exchangeable Shares outstanding (other than Exchangeable Shares held by Apta and its Affiliate, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares) is less than 10% of the number of Exchangeable Shares issued upon the first issuance of Exchangeable Shares, in which case the Board of Directors may accelerate such redemption date to such earlier date as they may determine, upon at least sixty (60) days' prior written notice to the registered holders of the Exchangeable Shares;

     (ii) an Apta Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Apta Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Apta Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such earlier date as they may determine, upon such number of days prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances;

     (iii) an Exchangeable Share Voting Event is proposed, in which case, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances (provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event);

     (iv) an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action and the Board of Directors shall be deemed to have given such prior written notice of such redemption to the registered holders of the Exchangeable Shares or the Board of Directors may establish another Business Day as it may determine to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

(cc) "Redemption  Price"  has  the meaning  ascribed  thereto  in section 7.1 of these Share Provisions.

(dd) "Retracted  Shares"  has  the meaning  ascribed  thereto  in section 6.1 (a) of these Share Provisions.

(ee) "Retraction Call Right" has the meaning ascribed thereto  in section 6.1 (c) of these Share Provisions.

(ff) "Retraction  Date"  has  the  meaning  ascribed  thereto  in section 6.1(b) of these Share Provisions.

(gg) "Retraction  Price"  has  the meaning  ascribed  thereto  in section 6.1 of these Share Provisions.

(hh) "Retraction  Request" has the meaning  ascribed  thereto  in section 6.1 of these Share Provisions.

(ii) "Share Provisions" means the rights, privileges restrictions and conditions attaching to the Exchangeable Shares set forth in the articles of incorporation of Exchangeco and as set forth in this Schedule "A".

(jj) "Support Agreement" means the exchangeable share support agreement between Apta, NovaScotiaco and the Corporation, to be entered into in support of the holders of Exchangeable Shares, a copy of which shall be maintained at the registered office of the Corporation and which will be provided to a shareholder during normal business hours, on demand and without charge.

(kk) "Transfer Agent" means or such Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares, and if no such Person has been appointed, shall mean the Corporation.

(ll) "Unpaid Dividend Amount" means the full amount of any and all declared and unpaid dividends on the Exchangeable Shares.

(mm) "Voting and Exchange Agency Agreement" means the voting and exchange agency agreement between Apta, the Corporation and the Agent to be entered into for the benefit of the registered holders from time to time of the Exchangeable Shares, a copy of which shall be maintained at the registered office of the Corporation and which will be provided to a shareholder during normal business hours, on demand and without charge.

                            SECTION 2
                 RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and on a Liquidation Distribution to the extent provided for in section 5.

                            SECTION 3
                            DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Apta Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(a) in the case of a cash dividend declared on the Apta Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof, on the Apta Dividend Declaration Date, in each case, equal to the cash dividend declared on each Apta Common Share;

(b) in the case of a stock dividend or other distribution declared on the Apta Common Shares to be paid in Apta Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Apta Common Shares to be paid on each Apta Common Share; or

(c) in the case of a dividend declared on the Apta Common Shares in property other than cash or Apta Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to the type and amount of property declared as a dividend on each Apta Common Share (to be determined by the Board of Directors as contemplated by section
     3.5 hereof).

Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued Exchangeable Shares of the Corporation, as applicable.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3.1 (b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Apta Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of section 3.1 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders absent manifest error. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Apta Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Apta Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Apta Common Share;

(b) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Apta of any class other than Apta Common Shares, any rights, options or warrants other than those referred to in section 3.5(b) above, any evidences of indebtedness of Apta or any assets of Apta), the relationship between the fair market value (as determined by the Board of Directors in the manner below contemplated) of such property to be issued or distributed with respect to each outstanding Apta Common Share and the current market value (as determined by the Board of Directors in the manner below contemplated) of a Apta Common Share; and

(c) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Apta Common Shares as a result of differences between taxation laws of Canada and the United States of America (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the closing bid and ask prices of such security during a period of not less than twenty
(20) consecutive trading days ending not more than three (3) trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem appropriate, and in its sole discretion, and provided further that any such determination by the Board of Directors shall be conclusive and binding on the Corporation and its shareholders.

                            SECTION 4
                      CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 11.2 of these Share Provisions:

(a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any Liquidation Distribution; or

(d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

The restrictions in subsections (a), (b), (c) and (d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Apta Common Shares shall have been declared and paid on the Exchangeable Shares.

                            SECTION 5
                   DISTRIBUTION ON LIQUIDATION

5.1 In the event of a Liquidation Distribution, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per Exchangeable Share (the "Liquidation Amount") equal to (i) the Current Market Price of a Apta Common Share on the last Business Day prior to the Liquidation Date (which shall be satisfied in full by the Corporation causing to be delivered to such holder one Apta Common Share), plus (ii) the Unpaid Dividend Amount, if any, on any Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by NovaScotiaco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such
Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Apta Common Shares (which shares shall be duly issued as fully paid and non- assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less such amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Apta Common Shares delivered to them or the custodian on their behalf.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1 of these Share Provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                            SECTION 6
           RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by NovaScotiaco of the Retraction Call Right and otherwise upon compliance with the provisions of this section 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per Exchangeable Share (the "Retraction Price") equal to (i) the Current Market Price of an Apta Common Share on the last Business Day prior to the Retraction Date (which shall be satisfied in full by the Corporation causing to be delivered to such holder one Apta Common Share for each Exchangeable Share presented and surrendered by the holder), plus (ii) the Unpaid Dividend Amount, if any, on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date,. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form attached hereto as Appendix 1, or in such other form as may be acceptable to the Corporation:

(a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

(b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than ten (10) Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

(c) acknowledging the overriding right (the "Retraction Call Right") of NovaScotiaco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Apta in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 below.

6.2 Upon receipt by the Corporation or the Transfer Agent in the manner specified in section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business (Toronto time) on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid on the payment date for such dividends, less any amounts withheld on account of tax required to be deducted and withheld therefrom. If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify NovaScotiaco thereof. In order to exercise the Retraction Call Right, NovaScotiaco must notify the Corporation of its determination to do so (the "NovaScotiaco Call Notice") within five (5) Business Days of notification to NovaScotiaco by the Corporation of the receipt by the Corporation of the Retraction Request. If NovaScotiaco does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that NovaScotiaco will not exercise the Retraction Call Right. If NovaScotiaco delivers the NovaScotiaco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to NovaScotiaco in accordance with the
Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and NovaScotiaco shall purchase from such holder and such holder shall sell to NovaScotiaco on the Retraction Date the Retracted Shares for an amount per Retracted Share (the "Purchase Price") equal to (i) the Current Market Price of a Apta Common Share on the last Business Day prior to the Retraction Date (which shall be satisfied in full by NovaScotiaco causing to be delivered to such holder one Apta Common Share for each Exchangeable Share presented and surrendered by the holder), plus (ii) the Unpaid Dividend Amount, if any, on those Retracted Shares held by such holder on any dividend record date which occurred prior to the Retraction Date. For the purposes of completing a purchase pursuant to the Retraction Call Right, NovaScotiaco shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Apta Common Shares and a cheque or cheques of NovaScotiaco payable at par at any branch of the bankers of NovaScotiaco representing the Unpaid Dividend Amount, if any, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that NovaScotiaco has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that NovaScotiaco does not deliver a NovaScotiaco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this section 6.

6.4 The Corporation or NovaScotiaco, as the case may be, shall deliver, or cause the Transfer Agent to deliver, to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Apta Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefore, a cheque payable at par at any branch of the bankers of the Corporation or NovaScotiaco, as applicable, representing the aggregate Unpaid Dividend Amount, if any, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Corporation or by NovaScotiaco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or the total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom).

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction
Price or the total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the Apta Common Shares so delivered.

6.6 Notwithstanding any other provision of this section 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that NovaScotiaco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with section 6.2 of these Share Provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to section 6.2 of these Share Provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Apta to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Apta to such holder of the Purchase Price for such Retracted Share, all as more specifically provided in the Voting and Exchange Agency Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw the Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to NovaScotiaco shall be deemed to have been revoked.

                            SECTION 7
      REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and provided NovaScotiaco has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per Exchangeable Share (the "Redemption Price") equal to (i) the Current Market Price of a Apta Common Share on the last Business Day prior to the Redemption Date (which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one Apta Common Share for each Exchangeable Share held by such holder), plus, (ii) the Unpaid Dividend
Amount, if any, on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2 In any case of a redemption of Exchangeable Shares under this section 7, the Corporation shall, at least sixty (60) days before the Redemption Date (other than a Redemption Date established in connection with a Apta Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by NovaScotiaco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Apta Control Transaction, an Exchangeable Share Voting Event and an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by NovaScotiaco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Corporation to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Redemption Date and subject to the exercise by NovaScotiaco of the Redemption Call Right the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder  at  the registered office of the Corporation  or  at  any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing Apta Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such Unpaid Dividend Amount, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or agent named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price, for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption, less any amounts withheld on account of tax required to be deducted and withheld therefrom, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Apta Common Shares delivered to them or the custodian on their behalf.

                            SECTION 8
                   CERTAIN RIGHTS OF PARENT TO
                   ACQUIRE EXCHANGEABLE SHARES

8.1  NovaScotiaco Liquidation Call Right.

(a)  NovaScotiaco   shall   have  the   overriding   right   (the
     "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to section 5 of these Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an Affiliate of Apta) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by NovaScotiaco of an amount per Exchangeable Share (the "Liquidation Call Purchase Price") equal to (i) the Current Market Price of a Apta Common Share on the last Business Day prior to the Liquidation Date (which shall be satisfied in full by NovaScotiaco causing to be delivered to such holder one Apta Common Share), plus (ii) the Unpaid Dividend Amount, if any, on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of purchase by NovaScotiaco. In the event of the exercise of the Liquidation Call Right by NovaScotiaco on the Liquidation Date on payment by NovaScotiaco to the holder of the Liquidation Call Purchase Price for each such share, the Corporation shall have no obligation to redeem such shares so purchased by NovaScotiaco.

(b) To exercise the Liquidation Call Right, NovaScotiaco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation, of NovaScotiaco's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not NovaScotiaco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by NovaScotiaco. If NovaScotiaco exercises the Liquidation Call Right, then on the Liquidation Date NovaScotiaco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(c)  For   the  purposes  of  completing  the  purchase  of   the
     Exchangeable Shares pursuant to the Liquidation Call Right, NovaScotiaco shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Apta Common Shares deliverable by NovaScotiaco and a cheque or cheques of NovaScotiaco payable at par at any branch of the bankers of NovaScotiaco representing the aggregate Unpaid Dividend Amount in payment of the total Liquidation Call Purchase Price, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that NovaScotiaco has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by NovaScotiaco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Apta Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefore, and the Transfer Agent on behalf of NovaScotiaco shall deliver to such holder, certificates representing the Apta Common Shares to which the holder is entitled and a cheque or cheques of NovaScotiaco payable at par at any branch of the bankers of NovaScotiaco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. If NovaScotiaco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefore the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding up of the Corporation pursuant to section 5 of these Share Provisions.

8.2  NovaScotiaco Redemption Call Right.

(a)  NovaScotiaco   shall   have  the   overriding   right   (the
     "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to section 7 of these Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an Affiliate of Apta) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by the Corporation to each holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to (i) the Current Market Price of a Apta Common Share on the last Business Day prior to the Redemption Date (which shall be satisfied in full by NovaScotiaco causing to be delivered to such holder one Apta Common Share), plus (ii) the Unpaid Dividend Amount, if any, on each Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date. In the event of the exercise of the Redemption Call Right by NovaScotiaco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to NovaScotiaco on the Redemption Date on payment by NovaScotiaco to the holder of the Redemption Call Purchase Price for each such share, and the Corporation shall have no obligation to redeem such shares so purchased by NovaScotiaco.

(b) To exercise the Redemption Call Right, NovaScotiaco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation, of NovaScotiaco's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Apta Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event or such shorter period as may be agreed, in writing, by the Corporation, NovaScotiaco and the holders of the Exchangeable Shares, in which case NovaScotiaco shall so notify the Transfer Agent and the Corporation on or before the Redemption Date. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not NovaScotiaco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by NovaScotiaco. If NovaScotiaco exercises the Redemption Call Right, on the Redemption Date NovaScotiaco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

(c)  For   the  purposes  of  completing  the  purchase  of   the
     Exchangeable Shares pursuant to the Redemption Call Right, NovaScotiaco shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Apta Common Shares deliverable by NovaScotiaco and a cheque or cheques of NovaScotiaco payable at par at any branch of the bankers of NovaScotiaco representing the aggregate Unpaid Dividend Amount in payment of the total Redemption Call Purchase Price, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that NovaScotiaco has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by NovaScotiaco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Apta Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefore, and the Transfer Agent on behalf of NovaScotiaco shall deliver to such holder, certificates representing the Apta Common Shares to which the holder is entitled and a cheque or cheques of NovaScotiaco payable at par at any branch of the bankers of NovaScotiaco in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom.
     If NovaScotiaco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefore the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to section 7 of these Share Provisions.

                            SECTION 9
                    PURCHASE FOR CANCELLATION

9.1 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to the Unpaid Dividend Amount. If in response to an invitation for tenders under the provisions of this section 9, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                           SECTION 10
                          VOTING RIGHTS

10.1  Except  as  required by applicable law and  by  section  11 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                           SECTION 11
                     AMENDMENT AND APPROVAL

11.1   The   rights,  privileges,  restrictions,  and  conditions
attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

11.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds (2/3)of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that, if at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five (5) days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds (2/3) of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                           SECTION 12
              RECIPROCAL CHANGES, ETC.  IN RESPECT
                     OF PARENT COMMON SHARES

12.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Apta will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 11.2 of these Share Provisions:

(a) issue or distribute Apta Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Apta Common Shares) to the holders of all or substantially all of the then outstanding Apta Common Shares by way of stock dividend or other distribution, other than an issue of Apta Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Apta Common Shares) to holders of Apta Common Shares who exercise an option to receive dividends in Apta Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Apta Common Shares) in lieu of receiving cash dividends;

(b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Apta Common Shares entitling them to subscribe for or to purchase Apta Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Apta Common Shares); or

(c) issue or distribute to the holders of all or substantially all of the then outstanding Apta Common Shares:

     (i)  shares or securities of Apta of any class other than Apta
          Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Apta Common Shares);

     (ii) rights, options or warrants other than those referred to in section 12.1 (b) above;

     (iii)     evidences of indebtedness of Apta; or

     (iv) assets of Apta,

     unless the economic equivalent on a per share basis of  such
     rights,   options,   securities,   shares,   evidences    of
     indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

12.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Apta will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 11.2 of these Share Provisions:

(a)  subdivide,  redivide  or change the  then  outstanding  Apta
     Common Shares into a greater number of Apta Common Shares;

(b)  reduce,  combine, consolidate or change the then outstanding
     Apta Common Shares into a lesser number of Apta Common Shares; or

(c) reclassify or otherwise change the Apta Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Apta Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares.

12.3 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 11.2 of these Share Provisions.

                           SECTION 13
       ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT
            AND VOTING AND EXCHANGE AGENCY AGREEMENT

13.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Apta, NovaScotiaco and the Corporation with all provisions of the Support Agreement and Voting and Exchange Agency Agreement applicable to Apta and the Corporation, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

13.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement and Voting and Exchange Agency Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 11.2 of these Share Provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                           SECTION 14
                       LEGEND; CALL RIGHTS

14.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions herein relating to the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and the Voting and Exchange Agency Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

14.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Apta, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Apta as therein provided.

                           SECTION 15
                             NOTICES

15.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telephonic or electronic means (defined as telephone calls or messages, facsimile messages, electronic mail, transmission through computer networks or any other similar means) or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

15.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

15.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder, in all cases with a copy to the Agent. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                           APPENDIX 1

                      NOTICE OF RETRACTION

     To:  InteliSys  Acquisition  Inc.  (the  "Corporation")  and
          InteliSys (Nova Scotia) Company ("NovaScotiaco")

          This notice is given pursuant to section 6 of the provisions (the "Share Provisions") attaching to the non-voting exchangeable shares of the Corporation represented by the certificate (the "Certificate") which accompanies this notice and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

          The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with section 6 of the Share Provisions:

          all share(s) represented by the Certificate; or

          ____________ share(s) only.

          The undersigned hereby notifies the Corporation that the Retraction Date shall be

          NOTE: the Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the
          date   on  which  this  notice  is  received   by   the
          Corporation.

          NOTE: the Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the
          date   on  which  this  notice  is  received   by   the
          Corporation.

          The undersigned acknowledges the overriding Retraction Call Right of NovaScotiaco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell such shares to Apta in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in section 6.3 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to Apta, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date as provided in section 6.7 of the Share Provisions.

          The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Agency Agreement) so as to require the Corporation's Apta to purchase the unredeemed Retracted Shares.

          The undersigned hereby represents and warrants to the Corporation and NovaScotiaco that the undersigned:

               is
               (select one)
               is not

          a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that, in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

          The undersigned hereby represents and warrants to the Corporation and NovaScotiaco that the undersigned has good title to, and owns, the share(s) represented by the Certificate to be acquired by the Corporation or Apta, as the case may be, free and clear of all liens, claims and encumbrances.

             Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

          Date:


          Name of Person in Whose Name Securities or Cheque(s) are to be Registered, Issued or Delivered (please print)


          Street Address or P.O. Box


          Signature of Shareholder


          City, Province and Postal Code


          Signature Guaranteed by

          NOTE:     (1)  This  panel  must be completed  and  the
                  Certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

               (2)      If  this notice of retraction is for less
                  than all of the shares represented by the Certificate, a certificate representing the remaining share(s) of the Corporation represented by the Certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the share transfer power on the reverse side of the Certificate is duly completed in respect of such share(s).